Exhibit 31.04
CERTIFICATION

I, Alan R. Curtis, principal financial officer of Oceaneering International, Inc., certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Oceaneering International, Inc. for the quarter ended March 31, 2020; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

May 27, 2020	/S/ ALAN R. CURTIS
Date	Alan R. Curtis
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)